As filed with the Securities and Exchange Commission on April 26, 2013

Registration No. 333-187443

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-effective Amendment No. 4 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	6022	34-1856319
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

275 West Federal Street

Youngstown, Ohio 44503

(330) 742-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick W. Bevack, President and Chief Executive Officer

275 West Federal Street

Youngstown, Ohio 44503

(330) 742-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kimberly J. Schaefer

Vorys, Sater, Seymour and Pease LLP

301 East Fourth Street

Suite 3500, Great American Tower

Cincinnati, Ohio 45202

(513) 723-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Subscription Rights, each to purchase one share of our Common Stock, without par value	—	—	—	—(2)
Common Stock, without par value, underlying the Subscription Rights	—	—	$5,000,000	$682.00(3)
Total	—	—	$5,000,000	$682.00(4)

(1)	This Registration Statement relates to (a) subscription rights to purchase our common shares and (b) common shares deliverable upon the exercise of the subscription rights.
(2)	The subscription rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the subscription rights being offered hereby since the subscription rights are being registered in the same registration statement as the securities to be offered pursuant thereto.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.
(4)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

United Community Financial Corp. is filing this pre-effective Amendment No. 4 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-187443) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 23.1 previously filed with the Registration Statement and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement containing the exhibit index, the signature page to the Registration Statement and the re-filed exhibit. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16.	Exhibits

EXHIBIT INDEX

ITEM	DESCRIPTION	DOCUMENT REFERENCE
Exhibit 1.1	Form of Subscription Agent Agreement	Previously filed

Exhibit 3.1	Articles of Incorporation	Incorporated by reference to the Registration Statement on Form S-1 filed by United Community on March 13, 1998 (S-1) with the Securities and Exchange Commission (SEC), Exhibit 3.1

Exhibit 3.2	Amendment to Articles of Incorporation	Incorporated by reference to the Form 8-A filed by United Community on June 5, 1998 with the SEC, Exhibit 2(b)

Exhibit 3.3	Amended Code of Regulations	Incorporated by reference to the 1998 10-K filed by United Community on March 31, 1999 via Edgar, film number 99582343, Exhibit 3.2

Exhibit 4.1	Specimen Common Stock Certificate of United Community	Previously filed

Exhibit 4.2	Form of Rights Certificate	Previously filed

Exhibit 5	Opinion of Vorys, Sater, Seymour and Pease LLP	Previously filed

Exhibit 10.1	The Homes Savings and Loan Company of Youngstown, Ohio Employee Stock Ownership Plan	Incorporated by reference to the 2001 10-K filed by United Community on March 29, 2002 via Edgar, film number 02593161, Exhibit 10.1

Exhibit 10.2	Employment Agreement between The Home Savings and Loan Company of Youngstown, Ohio and Patrick W. Bevack dated April 30, 2010	Incorporated by reference to the Second Quarter form 10-Q filed by United Community on August 16, 2010 via Edgar, film number 101021114, Exhibit 10.2

Exhibit 10.3	Employment Agreement between The Home Savings and Loan Company of Youngstown, Ohio and Gregory G. Krontiris dated April 30, 2010	Incorporated by reference to the Second Quarter form 10-Q filed by United Community on August 16, 2010 via Edgar, film number 101021114, Exhibit 10.3

Exhibit 10.4	Employment Agreement between The Home Savings and Loan Company of Youngstown, Ohio and James R. Reske dated April 30, 2010	Incorporated by reference to the Second Quarter form 10-Q filed by United Community on August 16, 2010 via Edgar, film number 101021114, Exhibit 10.5

Exhibit 10.5	Amended and Restated United Community 1999 Long-Term Incentive Plan	Incorporated by reference to the 2008 10-K filed by United Community on March 17, 2010 via Edgar, film number 09686271 (2008 10-K), Exhibit 10.8

Exhibit 10.6	Amended and Restated United Community 2007 Long-Term Incentive Plan	Incorporated by reference to the 2008 10-K filed by United Community on March 17, 2010 via Edgar, film number 09686271 (2008 10-K), Exhibit 10.9

ITEM	DESCRIPTION	DOCUMENT REFERENCE
Exhibit 10.7	2010 Director Sub-Plan to the Amended and Restated United Community 2007 Long-Term Incentive Plan	Incorporated by reference to the Third Quarter 2010 form 10-Q filed by United Community on November 12, 2012 via Edgar, film number 101187428, Exhibit 10.1

Exhibit 10.8	Executive Incentive Plan	Incorporated by reference to the 8-K filed by United Community on July 21, 2009 via Edgar, film number 09955685

Exhibit 10.9	Holding Company Order	Incorporated by reference to the 8-K filed by United Community on August 13, 2008 via Edgar, film number 081011722 Exhibit 10.1

Exhibit 10.10	Amendment to the Holding Company Order	Incorporated by reference to the Third Quarter 2010 form 10-Q filed by United Community on November 12, 2010 via Edgar, film number 101187428, Exhibits 10.2 and 10.3

Exhibit 10.11	Consent Order	Incorporated by reference to the 8-K filed by United Community on April 4, 2012 via Edgar, film number 12740239 Exhibit 10.1

Exhibit 10.12	2011 Executive Incentive Plan	Incorporated by reference to the 8-K filed by United Community on May 4, 2011 via Edgar, film number 11811040 Exhibit 10.1

Exhibit 10.13	Stay Bonus and Retention Plan	Incorporated by reference to the 8-K filed by United Community on May 4, 2011 via Edgar, film number 11811040 Exhibit 10.2

Exhibit 10.14	Purchase and Assumption Agreement	Incorporated by reference to the Third Quarter 2011 form 10-Q filed by United Community on November 14, 2011 via Edgar, film number 111203662, Exhibit 10.1

Exhibit 10.15	2012 Executive Incentive Plan	Incorporated by reference to the 8-K filed by United Community on June 4, 2012 via Edgar, film number 12885641, Exhibit 10.1

Exhibit 10.16	Asset Purchase and Interim Servicing Agreement	Incorporated by reference to the Third Quarter 2012 form 10-Q, filed by United Community on November 13, 2012 via Edgar, film number 121195840, Exhibit 2.1

Exhibit 10.17	Form of Purchase Agreement	Incorporated by reference to the 8-K filed by United Community on January 15, 2013 via Edgar film number 13531112, Exhibit 10.1

Exhibit 10.18	Form of Subscriptions Agreement	Incorporated by reference to the 8-K filed by United Community on January 15, 2013 via Edgar, film number 13531112, Exhibit 10.2

Exhibit 23.1	Consent of Crowe Horwath LLP	Filed herewith

Exhibit 23.2	Consent of Vorys, Sater, Seymour and Pease LLP	Included in Exhibit 5

ITEM	DESCRIPTION	DOCUMENT REFERENCE
Exhibit 24	Power of Attorney	Previously filed

Exhibit 99.1	Form of Instructions as to Use of Subscription Rights Certificate	Previously filed

Exhibit 99.2	Form of Letter to Shareholders who are Record Holders	Previously filed

Exhibit 99.3	Form of Letter to Nominee Holders whose Clients are Beneficial Holders	Previously filed

Exhibit 99.4	Form of Letter to Clients of Nominee Holders	Previously filed

Exhibit 99.5	Form of Beneficial Owner Election Form	Previously filed

Exhibit 99.6	Form of Nominee Holder Certification	Previously filed

Exhibit 99.7	Form of Notice of Important Tax Information	Previously filed

Exhibit 99.8	Form of Letter to Participants in The Home Savings and Loan Company 401(k) Savings Plan	Previously filed

Exhibit 99.9	Form of The Home Savings and Loan Company 401(k) Savings Plan Non-Transferable Subscription Rights Election Form	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Youngstown, State of Ohio, on April 26, 2013.

United Community Financial Corp.

By	/s/ Patrick W. Bevack
Patrick W. Bevack
Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard J. Schiraldi* Richard J. Schiraldi Chairman of the Board and Director Date: April 26, 2013	/s/ Patrick W. Bevack Patrick W. Bevack Chief Executive Officer, Principal Executive Officer and Director April 26, 2013

/s/ James R. Reske James R. Reske Treasurer, Chief Financial Officer, and Principal Financial Officer Date: April 26, 2013	/s/ Marty E. Adams* Marty E. Adams Director Date: April 26, 2013

/s/ Eugenia C. Atkinson* Eugenia C. Atkinson Director Date: April 26, 2013	/s/ Lee Burdman* Lee Burdman Director Date: April 26, 2013

/s/ Richard J. Buoncore* Richard J. Buoncore Director Date: April 26, 2013	/s/ Scott N. Crewson* Scott N. Crewson Director Date: April 26, 2013

/s/ Scott D. Hunter* Scott D. Hunter Director Date April 26, 2013	/s/ David C. Sweet* David C. Sweet Director Date April 26, 2013

*	The above-named directors of the Company sign this registration statement by Jude J. Nohra, their attorney-in-fact, pursuant to the Powers of Attorney signed by each of the above-named directors, which Powers of Attorney are filed with this Registration Statement on Form S-3 all in the capacities indicated and on January 29, 2013, except that Marty E. Adams signed on February 26, 2013.

By:	/s/ Jude J. Nohra
Jude J. Nohra
Attorney-in-Fact

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